Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215770, 333-236487, and 333-262686) of Varex Imaging Corporation of our report dated November 30, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
November 18, 2022